EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Jubilant Flame International Ltd. (the "Company") on Form 10-K for the year ended February 28, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Li Yan, President and Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2017	By	/s/ Yan Li
Yan Li
President and Chief Executive Officer (Principal Executive Officer)

__________

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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Jubilant Flame International Ltd. and will be retained by Jubilant Flame International Ltd. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Jubilant Flame International Ltd. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.